UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
May 19, 2023
Date of Report (date of Earliest Event Reported)
NEWTEKONE, INC.
(Exact Name of Company as Specified in its Charter)

Maryland	814-01035	46-3755188
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

4800 T Rex Avenue, Suite 120, Boca Raton, Florida 33431
(Address of principal executive offices and zip code)

(212) 356-9500
(Company’s telephone number, including area code)

(Former name or former address, if changed from last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.02 per share	NEWT	Nasdaq Global Market LLC
5.75% Notes due 2024	NEWTL	Nasdaq Global Market LLC
5.50% Notes due 2026	NEWTZ	Nasdaq Global Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.      Entry Into a Material Definitive Agreement.
On May 19, 2023, Newtek Merchant Solutions, LLC (“NMS”), a subsidiary of NewtekOne, Inc. (the “Registrant”), entered into an employment agreement, effective as of April 1, 2023, with Mr. David Simon to serve as the President and Chief Operating Officer of NMS (the “Employment Agreement”). Generally, under the Employment Agreement, Mr. Simon is entitled to an annual base compensation in the amount of $500,000 and discretionary incentive compensation. Incentive compensation will be based on performance and will be determined during the term of the Employment Agreement and therefore cannot be disclosed as this time. In addition, Mr. Simon is entitled to other benefits, such as participation in retirement and medical and other plans, executive benefits, and paid time off. The Employment Agreement also provides for a severance payment in the case of Mr. Simon being terminated without just cause or Mr. Simon resigning with good reason, each as defined therein, or a non-renewal of Mr. Simon’s Employment Agreement. Under the Employment Agreement, during the term of his employment, Mr. Simon agrees to devote substantially all of his business time to NMS and to not engage in any business or activity contrary to the business or affairs of NMS. NMS agrees to indemnify Mr. Simon to the extent permitted by NMS's operating agreement.

The foregoing description of the terms of the Employment Agreement is qualified in its entirety by the terms of the Employment Agreement, which will be filed as an exhibit to Registrant’s next Quarterly Report on Form 10-Q.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NEWTEKONE, INC.

Date: May 19, 2023	By:	/S/ BARRY SLOANE
Barry Sloane
Chief Executive Officer, President and Chairman of the Board